Exhibit 99.1

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/IMRA Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-829-5506 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/IMRA P.O. BOX 8016, CARY, NC 27512-9903 IMARA Inc. Special Meeting of Stockholders For Stockholders of record on December 30, 2022 TIME: PLACE: Special Meeting to be held live via the Internet—please visit www.proxydocs.com/IMRA for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Rahul Ballal, Michael Gray and Stephen Migausky (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of IMARA Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4, FOR PROPOSAL 5 and FOR PROPOSAL 6. This proxy, when properly executed, will be voted in the manner directed herein. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

IMARA Inc. Special Meeting of Stockholders Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR PROPOSALS 1, 2, 3, 4, 5 AND 6 PROPOSAL FOR YOUR VOTE AGAINST ABSTAIN BOARD OF DIRECTORS RECOMMENDS 1. To approve the issuance of shares of common stock of Imara pursuant to the terms of the Merger Agreement (as it may be amended from time to time), a copy of which is attached as Annex A to the accompanying proxy statement/prospectus, for purposes of Nasdaq Listing Rules 5635(a), (b) and (d); FOR 2. To adopt and approve an amendment to the restated certificate of incorporation of Imara to increase the number of authorized shares of Imara common stock from 200,000,000 shares to 400,000,000 shares. FOR 3. To adopt and approve an amendment to the restated certificate of incorporation of Imara to effect a reverse stock split of Imara common stock, by a ratio of not less than 1-for-3 and not more than 1-for-7, or any whole number in between, and a proportionate reduction in the number of authorized shares of Imara common stock, such ratio and the implementation and timing of the reverse stock split to be determined in the discretion of Imara’s board of directors; FOR 4. To approve the adoption of the Imara Inc. Amended and Restated 2020 Equity Incentive Plan; FOR 5. To approve an amendment to the Imara Inc. 2020 Employee Stock Purchase Plan, or the Imara 2020 ESPP, to increase the number of shares of common stock reserved for issuance under the Imara 2020 ESPP to 1,628,535 shares; and FOR 6. To consider and vote upon an adjournment of the Imara special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2, 3, 4 and 5. You must register to attend the meeting online and/or participate at www.proxydocs.com/IMRA Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date